UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
September 24, 2010 (September 20, 2010)
STERLING CHEMICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50132 (Commission File Number)	76-0502785 (IRS Employer Identification No.)

333 Clay Street, Suite 3600 Houston, Texas (Address of Principal Executive Offices)	77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former Names or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
On September 20, 2010, Sterling Chemicals, Inc. (“Sterling”) entered into an Amendment to its Revolving Line of Credit for letters of credit (the “LC Facility”) with JP Morgan Chase Bank, N.A. (“Chase”), which is effective September 10, 2010. The amendment extended the term of the LC Facility by three months. In connection with the amendment to the LC Facility, Sterling also entered into a Security Agreement (the “Security Agreement”) and a Pledge Agreement (the “Pledge Agreement”) on September 20, 2010, each dated September 13, 2010, with Chase. Pursuant to the Security Agreement, Sterling agreed, under and subject to the terms and conditions of the Security Agreement, to grant first-priority liens in favor of Chase on a substantial portion of its assets to secure Sterling’s obligations under the LC Facility, primarily consisting of its accounts receivable and inventory. Under the Pledge Agreement, Sterling agreed, under and subject to the terms and conditions of the Pledge Agreement, to pledge to Chase its interest in, among other things, all restricted subsidiaries under Sterling’s indenture, all promissory notes under $1,000,000 issued to Sterling (excluding promissory notes arising from a disposition of certain collateral under the indenture) and all dividends, distributions and other payments with respect to any other pledged property.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2010	STERLING CHEMICALS, INC.
	By:	/s/ David J. Collins
David J. Collins
Senior Vice President and Chief Financial Officer